Exhibit (13) (a)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints MALLARY REZNIK AND MANDA GHAFERI, or each of them, as his true and lawful attorneys-in fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any all capacities, to sign any and all amendments (including pre-and post-effective amendments) to the Registration Statements listed below, for which THE VARIABLE ANNUITY LIFE INSURANCE COMPANY serves as Depositor, and to file the same, with all exhibits thereto, and other documents in connection therewith, as fully to all intents as he might or could do in person, including specifically, but without limiting the generality of the foregoing, to (i) take any action to comply with any rules, regulations or requirements of the Securities and Exchange Commission under the federal securities laws; (ii) make application for and secure any exemptions from the federal securities laws; (iii) register additional annuity contracts under the federal securities laws, if registration is deemed necessary. The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents, or any of them, or their substitutes, shall do or cause to be done by virtue thereof.

REGISTRATION STATEMENTS:

Registrant Name	File Nos.
VALIC Separate Account A	333-170476	002-96223	333-137942	333-201803
811-03240	002-32783	333-124398	033-75292	333-220957
	333-49232	333-202700	333-201800

Signature	Title	Date

/s/ KEVIN T. HOGAN	Director, Chairman and President	April 15, 2019
KEVIN T. HOGAN

/s/ KATHERINE A. ANDERSON	Director, Senior Vice President and Chief Risk Officer	April 10, 2019
KATHERINE A. ANDERSON

/s/ DON W. CUMMINGS	Director, Senior Vice President and Controller	April 23, 2019
DON W. CUMMINGS

/s/ THOMAS J. DIEMER	Director, Executive Vice President and Chief Financial Officer	April 11, 2019
THOMAS J. DIEMER

/s/ JANA W. GREER	Director and Chief Executive Officer	April 12, 2019
JANA W. GREER

/s/ MICHAEL P. HARWOOD	Director, Senior Vice President, Chief Actuary and Corporate Illustration Actuary	April 10, 2019
MICHAEL P. HARWOOD

/s/ STEPHEN A. MAGINN	Director, Senior Vice President and Chief Distribution Officer	April 16, 2019
STEPHEN A. MAGINN

/s/ CRAIG A. SABAL	Director, Senior Vice President and Chief Investment Officer	April 17, 2019
CRAIG A. SABAL

VALIC POA - 1